                                                                   EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-47577, No. 333-61375, No. 333-70993, and No. 333-78001 and
Form S-8 No. 333-67951) of Queen Sand Resources, Inc. and in the related Prospectuses of our report dated September 1, 1999, except for Note 3, as to which the date is October 13, 1999, with respect to the consolidated financial statements of Queen Sand Resources included in this Annual Report (Form 10-K) for the year ended June 30, 1999.


                                            /s/ Ernst & Young LLP


October 13, 1999

Dallas, Texas